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As filed with the Securities and Exchange Commission on July 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENERGY EAST CORPORATION
(Exact name of registrant as specified in its charter)

New York	14-1798693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 12904
Albany, New York 12212-2904
(Address, including zip code, of principal executive offices)

Energy East Corporation
2000 Stock Option Plan
(Full title of plan)

ROBERT D. KUMP Vice President, Treasurer & Secretary Energy East Corporation P.O. Box 12904 Albany, New York 12212-2904 (518) 434-3049	TARAS G. BORKOWSKY, ESQ. Huber Lawrence & Abell 605 Third Avenue New York, New York 10158 (212) 682-6200

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock ($.01 Par Value)	3,000,000 Shares	$20.25	$60,750,000	$4,915

(1)
The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h).

        Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to this registration statement is a combined prospectus which also relates to shares of Energy East Corporation common stock previously filed by Energy East Corporation in Registration Statement No. 333-37392.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        The contents of Registration Statement on Form S-8 No. 333-37392, filed May 19, 2000, is incorporated by reference into this registration statement as if set forth herein.

Item 5. Interests of Named Experts and Counsel

        The validity of the Energy East shares to be issued under the Plan will be passed upon for Energy East by Huber Lawrence & Abell. As of July 10, 2003, members of Huber Lawrence & Abell owned 6,427 shares of Energy East common stock.

Item 8. Exhibits

        See Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 14, 2003.

ENERGY EAST CORPORATION
By:	/s/ TARAS G. BORKOWSKY Taras G. Borkowsky Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 14, 2003.

Signature	Title

Principal Executive Officer:
* Wesley W. von Schack	Chairman and Director
Principal Financial Officer:
* Kenneth M. Jasinski	Executive Vice President and Chief Financial Officer
Principal Accounting Officer:
* Robert E. Rude	Vice President and Controller
Directors:
* Richard Aurelio	Director
* James A. Carrigg	Director
* Joseph J. Castiglia	Director
* Lois B. DeFleur	Director
* G. Jean Howard	Director

* David M. Jagger	Director
* John M. Keeler	Director
* Ben E. Lynch	Director
* Peter J. Moynihan	Director
* Walter G. Rich	Director
/s/ TARAS G. BORKOWSKY Taras G. Borkowsky	As attorney-in-fact for the officers and directors marked by an asterisk

EXHIBIT INDEX

Exhibit No.
5	Opinion of Huber Lawrence & Abell with respect to the legality of the securities registered hereunder.
23-1	Consent of PricewaterhouseCoopers LLP.
23-2	Consent of Huber Lawrence & Abell. (Included in opinion filed as Exhibit No. 5.)
24-1	Power of Attorney of Directors and Officers.
24-2	Power of Attorney of Energy East Corporation.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 5. Interests of Named Experts and Counsel
  Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX